Exhibit 99.1

September 7, 2004

Michael J. Ruane	Kris Block
(484) 582-5405	(484) 582-5505	www.sungard.com

SunGard Completes Sale of Brut ECN to NASDAQ

Wayne, PA — SunGard (NYSE:SDS), a global leader in integrated software and processing solutions primarily for financial services and the pioneer and leading provider of information availability services, announced today that it has completed the previously announced sale of all of its interest in Brut LLC, an electronic communications network, to The NASDAQ Stock Market, Inc. (“NASDAQ”; OTCBB: NDAQ) for a total consideration of $190 million of cash. Additionally, SunGard and NASDAQ have entered into a multiyear agreement for the continued processing of Brut trades by SunGard’s Phase3, a real-time order-to-settlement securities processing system.

SunGard will include in its results for the quarter ending September 30, 2004 an after-tax gain from the sale of approximately $45 million, or $0.15 per diluted share. Revenue for Brut for the first six months of 2004 was approximately $97 million. After-tax proceeds from the sale will be approximately $150 million which will be used in part to reduce outstanding borrowings and for general corporate purposes. SunGard’s 2004 outlook for diluted net income per share is unchanged, remaining in the range of $1.37 to $1.42, excluding the gain from the sale of Brut. This outlook assumes a continuation of the current demand environment for our products and services. Because the timing and magnitude of merger costs are unpredictable, this outlook assumes no further merger-related items in 2004.

About SunGard

SunGard is a global leader in integrated software and processing solutions, primarily for financial services. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 20,000 customers in more than 50 countries, including the world’s 50 largest financial services companies. SunGard (NYSE:SDS) is a member of the S&P 500 and has annual revenue of $3 billion. Visit SunGard at www.sungard.com.

Trademark Information: SunGard and the SunGard logo are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Certain of the matters we discuss in this press release, including SunGard’s outlook and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown on information technology spending levels, trading volumes and services revenue, and including the fact that the economic slowdown has left many companies with excess data center capacity that provides them with the capability for in-house high-availability solutions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the regulatory, credit and market risks associated with our clearing broker operations; the integration of acquired businesses, the performance of acquired businesses including Systems & Computer Technology Corporation, and the prospects for future acquisitions; the effect of war, terrorism or catastrophic events; the timing and magnitude of software sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results, as and when applicable, are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2003, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.